Exhibit 10.10

LICENSING AGREEMENT

For Ethanol Production Process

THIS LICENSING AGREEMENT is made and entered into this 20th day of November, 2001 by and between Broin and Associates, Inc., a South Dakota corporation located at 2209 East 57th Street North, Sioux Falls, SD 57104, (hereinafter referred to as “Licensor”) and Great Plains Ethanol, LLC, located at P.O. Box 172, Lennox, SD 57039 (hereinafter referred to as “Licensee”).

WHEREAS, the Licensor is in the business of designing and building dry mill ethanol plants; and

WHEREAS, Licensor and Licensee have entered into a Construction Contract dated as of even date herewith (“Construction Contract”) to construct the dry mill ethanol plant near Chancellor, SD (“Facility”).

WHEREAS, Licensee has chosen Licensor as Design/Builder to construct the Facility because that Licensor has expertise in the design and construction of ethanol plants; and

WHEREAS, the Licensor possesses certain proprietary technology, design information and operational information (hereinafter referred to as the “Technology”, as set forth in Exhibit 2A); and

WHEREAS, the Licensee wishes to license a plant design and its associated proprietary design and operational information from the Licensor; and

WHEREAS, the parties hereto are entering into a Confidentiality and Nondisclosure agreement which is attached hereto as Exhibit 2B.

NOW, THEREFORE, in consideration of the foregoing mutual covenants and agreements set forth herein, the parties agree as follows:

Agreement

1.0          THE TECHNOLOGY

The “Licensor’s Technology” refers to all proprietary rights, including patents, copyrights, trade secrets, formulas, research data, processes, know-how and specifications related to the Licensor’s design and construction of the Facility identified in Exhibit 2A.

2.0          THE GRANT

2.1          License

Licensor grants to Licensee a nonexclusive license to utilize Licensor’s Technology to make, use and sell Ethanol and related co-products produced using the Licensor’s Technology only at the facility located near Chancellor, South Dakota.

2.2          Restrictions

The Licensee agrees that it will use the items listed in Exhibit 2A only in relation to the operation and maintenance of the Facility.

3.0          COMPENSATION

For and in consideration of the Licensee’s execution of the Construction Contract and for the payment of $100,000, which is included in the Design/Build Contract Price Licensor executed this License Agreement with Licensee.

4.0          TERM OF AGREEMENT

4.1          Term

This Agreement shall commence on the date that the Facility operates for seven days as provided in the Process Guarantee attached to the Construction Contract and continue for so long as the plant shall exist to use the Licensor’s Technology.

4.2          Breach

Any party shall be in default under this Agreement if said party otherwise fails to perform any of its obligations under this Agreement.  In the event a party is in default under this Agreement, the nondefaulting party shall have such rights and remedies as may be available at law or in equity, including the right of specific performance and injunctive relief.

5.0          LIMITATION OF LIABILITY

In no event shall Licensor be liable to Licensee (or any other party) for loss of profits or indirect, incidental, special, consequential, or other similar damages arising out of any breach of this Agreement or obligations under this Agreement.

6.0          INDEPENDENT CONTRACTOR

For the purpose of this Agreement and all services to be provided hereunder, both parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other.  Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

7.0          SEVERABILITY

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent possible consistent with applicable law and the remaining provisions of this Agreement shall remain in full force and effect.

8.0          ASSIGNABILITY

This Agreement shall be assignable by either party upon mutual written consent of the parties hereto.  It is understood and agreed by Licensee that the Licensing Agreement will need to be Assigned to a new owner prior to the operation of the Facility by a new owner.  Neither party shall unreasonably withhold consent to said transfer.

9.0          ENTIRE AGREEMENT

This instrument contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement.

10.0        MODIFICATIONS IN WRITING

No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each party.

11.0        GOVERNING LAW

The validity and interpretation of this Agreement and the legal relations of the parties to it shall be governed by the laws of the State of South Dakota, excepting that body of law related to conflict of laws.

12.0.       CAPTIONS

The captions are provided for convenience and are not to be used in construing this Agreement.

13.0        CONSTRUCTION

The parties agree that they have participated equally in the formation of this Agreement and that the language herein should not be presumptively construed against either of them.

14.0        CONFIDENTIALITY

The parties acknowledge that Licensor will likely be providing confidential information to Licensee during the term of this Agreement.  In contemplation thereof, the parties have signed Exhibit 213-Confidentiality and Non-disclosure Agreement which is hereby incorporated by reference into this agreement.

15.0        DEFENSE OF THE TECHNOLOGY

The Licensor, in granting the Licensee a license to said Licensor’s Technology as noted in this Agreement, will defend the Licensee in matters pertaining to infringement of Licensor’s Technology including patents, trademarks, copyrights, trade secrets, or any other proprietary rights owned or controlled by third parties by reason of Licensee’s manufacture, use, or sale of Ethanol or ethanol cogenerated products through Licensor’s Technology.  Licensee shall inform Licensor immediately upon receipt of notice of any suit, actions, claim or claims relating to patents, trademarks, copyrights, trade secrets, or other proprietary rights having any bearing on said Licensor’s Technology.  Should it so elect, Licensee, may, at its own expense, assume the control of and join the Licensor in the defense of any such suit, actions, claim, or claims.  In the event that Licensor’s Technology is found to infringe in any of the aforementioned instances, Licensor will pay any costs to change the Technology or to bring the Licensee into compliance with the holders of any proprietary rights.

16.0        NOTICES

All notices hereunder shall be effective if sent by first class mail, postage prepaid, and shall be deemed given and received one business day after deposit with the post office.  Supplemental to the delivery methods described above, the parties may also fax and E-mail said notices.  Notice sent by recognized express courier, certified or registered mail shall be considered the official and binding notice.  Notice shall be to:

IF TO LICENSOR:	BY:	ROBERT BROIN
	ITS:	PRESIDENT
	ADDRESS:	2209 EAST 57TH STREET NORTH
SIOUX FALLS, SD 57104

	PHONE:	(605) 965-2200
	FAX:	(605) 965-2203
	E-MAIL:	robbroin@broin.com

IF TO LICENSEE:	BY:	DARRIN IHNEN
	ITS:	CHAIRMAN OF THE BOARD
	ADDRESS:	28065 459TH AVE.
HURLEY, SD 57036

EMAIL:

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT ON THE DATE AND YEAR FIRST ABOVE WRITTEN.

LICENSOR:		LICENSEE:

BROIN AND ASSOCIATES, INC.		GREAT PLAINS ETHANOL, LLC

BY:	/s/ Robert Broin	BY:	/s/ Darrin Ihnen
Its President - Robert Broin			Its Chairman of the Board - Darrin Ihnen